Exhibit 10.14

FIRST AMENDMENT
TO
AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This First Amendment to Amended and Restated Loan and Security Agreement is entered into as of April 30, 2021 (the “Amendment”), by and between EAST WEST BANK (“Bank”) and IDENTIV, INC. (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Amended and Restated Loan and Security Agreement dated as of February 8, 2021 and as amended from time to time (the “Agreement”).  The parties desire to amend the Agreement in accordance with the terms set forth herein.

NOW, THEREFORE, the parties agree as follows:

1.The defined term “Performance Milestone Date” is hereby deleted from Section 1.1 of the Agreement.

2.Section 2.3(a) of the Agreement is amended and restated in its entirety to read as follows:

(a)Interest Rates.

(i)Advances.  Except as set forth in Section 2.3(b), the Advances shall bear interest, on the outstanding Daily Balance thereof, at a per annum rate equal to the Prime Rate.

(ii)Nonformula Advances.  Except as set forth in Section 2.3(b), the Advances shall bear interest, on the outstanding Daily Balance thereof, at a per annum rate equal to the Prime Rate.

(iii)Term Advance.  Except as set forth in Section 2.3(b), the Term Advance shall bear interest, on the outstanding Daily Balance thereof, at a per annum rate equal to the Prime Rate.

3.Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement.  The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects.  Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.  Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement.

4.Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing, after giving effect to this Amendment.

5.This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original hereof.  Notwithstanding the foregoing, Borrower shall deliver all original signed documents requested by Bank no later than five (5) Business Days following the date of execution.

6.As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a)this Amendment, duly executed by Borrower;

(b)payment of all Bank Expenses incurred through the date of this Amendment; and

(c)such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

IDENTIV, INC. By: /s/ Sandra Wallach Name: Sandra Wallach Title: CFO

EAST WEST BANK By: /s/ Kelvin Chan Name: Kelvin Chan Title: Managing Director